UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2006

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

333-74794	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

and

Section 2 - Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously reported, on March 31, 2005, PPL Energy Supply, LLC ("PPL Energy Supply") entered into a Reimbursement Agreement with The Bank of Nova Scotia ("Scotia"), as Issuer and Administrative Agent, and the Lenders party thereto from time to time (the "Reimbursement Agreement"), pursuant to which PPL Energy Supply may request Scotia to issue up to $200 million of letters of credit for general corporate purposes. The Reimbursement Agreement had a term of 364 days, unless terminated earlier in accordance with its terms. On March 30, 2006, PPL Energy Supply and Scotia amended the Reimbursement Agreement to
(i) extend the term of the Reimbursement Agreement for one year through March 31, 2007, and (ii) upon the expiration of the term of the Reimbursement Agreement as so extended, permit the extension of the term of the Reimbursement Agreement for an additional one year through March 31, 2008, upon prior notice and payment of an extension fee.
Under the terms of the Reimbursement Agreement, PPL Energy Supply reimburses Scotia for any amounts that Scotia has disbursed under any letters of credit, and interest accrues on any such disbursed amounts, at market-based rates, until PPL Energy Supply reimburses Scotia. In addition, PPL Energy Supply pays customary commitment and letter of credit issuance fees associated with this transaction.
The Reimbursement Agreement contains covenants similar to those contained in PPL Energy Supply's $800 million and $600 million Five-Year Credit Agreements dated June 22, 2005, including a financial covenant requiring PPL Energy Supply's debt to total capitalization to not exceed 65% (as calculated pursuant to the Reimbursement Agreement), and various other covenants that are standard for similar agreements. Failure to meet the covenants beyond applicable grace periods and certain other events, including the occurrence of a Change of Control (as defined in the Reimbursement Agreement), could result in cash collateralization of outstanding letters of credit and/or termination of the Reimbursement Agreement. The Reimbursement Agreement also contains certain representations and warranties that must be made for PPL Energy Supply to cause Scotia to issue letters of credit.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	10(a) -	Third Amendment to Reimbursement Agreement, dated as of March 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ENERGY SUPPLY, LLC

By:	/s/ Matt Simmons Matt Simmons Vice President and Controller

Dated: April 5, 2006